Exhibit 10.1

WAIVER AND THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This WAIVER AND THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Third Amendment”) is entered into effective as of February 27, 2018 by and among Sun BioPharma, Inc., a Delaware corporation (the “Company”), and Michael T. Cullen (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated December 2, 2015, as amended September 12, 2016 and October 1, 2017 (the “Employment Agreement”); and

WHEREAS, the Company and Employee have agreed to amend certain provisions of the Employment Agreement to, eliminate certain contingent compensation, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Capitalized terms used in this Third Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Employment Agreement.

2.

Employee hereby waives all right to future payment of the Reference Amount pursuant to Section 3(a)(i) of the Employment Agreement, including any right to receive any substitute equity award pursuant to Section 3(a)(iv) of the Employment Agreement.

3.

As consideration for the foregoing, Company agrees to grant to Employee a fully-exercisable, ten-year option to purchase up to 100,000 shares of Company common stock at a per share price equal to fair market value (determined in accordance with the applicable Company equity incentive plan) as of the grant date.

4.

The Employment Agreement, as amended by this Third Amendment evidences the entire agreement of the parties hereto with respect to the subject matter thereof and hereof, and all prior oral discussions and writings have been taken into account in preparing this Third Amendment.

5.	Except as specifically set forth herein, the Employment Agreement remains in full force and effect.

6.

This Third Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that both parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first written above.

The Company: SUN BIOPHARMA, INC.

By: /s/ David B. Kaysen

Name:David B. Kaysen

Title:President and Chief Executive Officer

Date: March 5, 2018

Employee:

/s/ Michael T. Cullen
Michael T. Cullen

Date: March 5, 2018

[Signature Page to Waiver and Third Amendment to Employment Agreement]